Exhibit 24.1
POWER OF ATTORNEY
          KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Werner and Emmanuel T. Hernandez, and each of them, his or her true and lawful attorneys in fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits, thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Thomas H. Werner	Chief Executive Officer (Principal	September 10, 2008

Thomas H. Werner	Executive Officer) and Director

/s/ Emmanuel T. Hernandez	Chief Financial Officer (Principal	September 10, 2008

Emmanuel T. Hernandez	Financial and Accounting Officer)

/s/ T. J. Rodgers	Chairman of the Board	September 10, 2008

T. J. Rodgers

	Director	September 10, 2008
/s/ W. Steve Albrecht

W. Steve Albrecht

/s/ Betsy S. Atkins
Betsy S. Atkins	Director	September 10,2008

/s/ Pat Wood III	Director	September 10, 2008

Pat Wood III

/s/ Uwe-Ernst Bufe	Director	September 10, 2008

Uwe-Ernst Bufe